UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 7, 2010

Date of report (Date of earliest event reported)
ADVANCED BIOENERGY, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52421	20-2281511

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 Wayzata Boulevard, Suite 250
Minneapolis, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Telephone Number: (763) 226-2701

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Heartland Grain Fuels, L.P. Restructuring Transaction
     As previously reported on a Form 8-K dated as of October 9, 2007, Heartland Grain Fuels, L.P. (“HGF”), a subsidiary of Advanced BioEnergy, LLC (the “Company”), is a borrower under (a) that certain Senior Credit Agreement dated as of October 1, 2007, among HGF, as Borrower, the Lenders referred to therein and WestLB AG, New York Branch, as Administrative Agent for the Lenders (the “Administrative Agent”) (as amended prior to the date hereof, the “Senior Credit Agreement”), and (b) those certain Subordinate Solid Waste Facilities Revenue Bonds (Heartland Grain Fuels, L.P. Ethanol Plant Project) Series 2007A issued by Brown County, South Dakota under that certain Bond Trust Indenture, dated as of October 1, 2007 (the “Bonds” and together with the Senior Credit Agreement, the “HGF Debt”).
     As previously reported, HGF has not made its scheduled principal and interest payments on its $88.0 million senior credit facility under the Senior Credit Agreement or interest payments on its outstanding $7.1 million working capital line under the Senior Credit Agreement since October 2008 during which time it has been operating under a bank suspension. In February 2009, HGF entered into a forbearance agreement with the Administrative Agent that expired on March 31, 2009, after which the Administrative Agent, disclosed its intent to foreclose on 100% of the Company’s equity interest in HGF. In September 2009, HGF’s senior lenders commenced discussions with the Company to explore alternatives to foreclosing on the Company’s equity interest in HGF, including a restructuring (the “Restructuring”) of the terms of the HGF Debt.
     A. Lock-Up and Voting Agreement
     Effective April 7, 2010 the Company entered into a Lock-Up and Voting Agreement (the “Lock-Up Agreement”) dated March 31, 2010, with HGF and certain lenders holding senior secured notes issued pursuant to the Senior Credit Agreement (the “Senior Secured Lenders”) and Oppenheimer Rochester National Municipals, as the sole holder of the Bonds (the “Bondholder”). The Lock-Up Agreement provides that the Restructuring would be effected either by (a) approval of the Restructuring by all the Senior Secured Lenders pursuant to a restructuring agreement among HGF and the Senior Secured Lenders (the “Contractual Restructuring”) or (b) if such contractual approval is not obtained, a voluntary petition commencing a prepackaged or prenegotiated case under Chapter 11 of the United States Bankruptcy Code (a “Chapter 11 Restructuring”).
     The Lock-Up Agreement requires the parties to use commercially reasonable efforts to consummate the Restructuring, including entering into a restructuring agreement (which may be in the form of a plan of reorganization in the event of a Chapter 11 Restructuring), consistent with the terms and conditions attached to the Lock-Up Agreement filed herewith as Exhibit 10.1. The terms of the Restructuring require, among other things, (1) that the Company contribute $10 million plus $2.25 million in cash to HGF, (2) HGF to apply the $10 million, plus $5 million of its cash reserves, to pay toward the obligations under the Senior Credit Agreement and HGF to pay the Senior Secured Lenders a fee of $10,000 per day until the closing, beginning on April 1, 2010, which shall accrue and be payable in full at the closing, (3) HGF to apply the $2.25 million contributed by the Company to the Bondholder in full satisfaction of the debt owed under the Bonds and a release and discharge of the Bonds and all related agreements, (4) payment of a $3 million restructuring fee from HGF to the Senior Secured Lenders due at the earlier of the final maturity date and the date on which the loans are repaid in full, (5) that HGF and the Senior Secured Lenders enter into certain amendments to the Senior Credit Agreement, including, among other things, an extension of the final maturity date, revisions to the interest rates applicable to the loans and the repayment schedule and a reduction of interest accrued through the closing on outstanding term and working capital loans to zero, and (6) HGF to convert to a Delaware limited liability company at or prior to the closing. The terms of the Restructuring also require that the revenue of HGF be applied in a particular order after the Restructuring, including to fund a debt service reserve account and a working capital reserve account, with equity distributions (other than certain tax distributions) being permitted only upon HGF meeting certain financial conditions and if there is no more than $25 million of principal outstanding on the HGF Debt. The terms and conditions of the Restructuring also provide for a management agreement between the Company and HGF, pursuant to which the Company will provide management services to HGF for $80,000 per month for the first twelve months after the Restructuring, and for each month thereafter, at two cents per gallon of ethanol produced by HGF.

     The obligations of the Bondholder and the Senior Secured Lenders under the Lock-Up Agreement terminate if there is a Contractual Restructuring, the Restructuring does not occur within 55 days after the effective date of the Lock-Up Agreement, if there is a Chapter 11 Restructuring, the Restructuring does not occur on or before July 9, 2010, if HGF does not file for Chapter 11 by April 26, 2010, or if the Restructuring is consummated.
     B. Backstop Commitment Agreement
     On April 7, 2010, in connection with the Restructuring, the Company also entered into a Backstop Commitment Agreement (the “Backstop Commitment Agreement”) with Hawkeye Energy Holdings, LLC (“Hawkeye”), pursuant to which Hawkeye has committed to purchase in a private placement its pro rata share of up to $10 million in units at $1.50 per unit, as well as any additional offered units which are not purchased in the private placement. The Backstop Commitment Agreement requires that the Company, as promptly as practicable, commence an offering of newly issued units pursuant to a private placement under Regulation D of the Securities Act.
     As a condition to the obligation of Hawkeye to purchase the units, the Company must, among other things, (1) enter into a registration rights agreement with respect to any units purchased by Hawkeye with substantially the same terms as the registration rights granted to Hawkeye pursuant to that certain Registration Rights Agreement, dated August 28, 2009, between the Company and Hawkeye, (2) grant Hawkeye enforceable pro-rata participation rights and anti-dilution rights with respect to any units purchased by Hawkeye substantially similar to those granted to Hawkeye in that certain Side Letter dated as of August 21, 2009 executed by Advanced BioEnergy, LLC in favor of Hawkeye, (3) agree that the ethanol marketing agreements and distillers grain marketing agreement further described below shall become effective no later than six months following the date of the Backstop Commitment Agreement, (4) complete the Restructuring before or simultaneous to the Hawkeye investment and (5) secure the approval of the Company’s unitholders to an amendment to the Company’s operating agreement to permit the issuance of additional units in the private offering.
     The references herein to a possible private offering are made pursuant to Rule 135c under the Securities Act and are neither an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.
     C. Exclusive Ethanol Marketing Agreements and Distillers Grains Marketing Agreement
     Simultaneous with the execution of the Backstop Commitment Agreement, HGF entered into Exclusive Ethanol Marketing Agreements (the “Ethanol Agreements”) and a Distillers Grains Marketing Agreement with Hawkeye Gold, LLC (“Gold”). Gold is an affiliate of Hawkeye. It is anticipated that these agreements will become effective no later than six months following the date of the Backstop Commitment Agreement.
     The Ethanol Agreements provide that HGF agrees to sell and Gold agrees to purchase substantially all of the denatured fuel grade ethanol produced at the South Dakota plants. The Ethanol Agreements require, among other things, (1) that the purchase and sale of ethanol under the Ethanol Agreements must be in the form of either a direct fixed price purchase order, a direct index price purchase order, a terminal storage purchase order, or a transportation swap or similar transaction that is mutually acceptable to the parties, (2) that HGF will pay any replacement or other costs incurred by Gold as a result of any failure to deliver by HGF, and (3) that, with certain exceptions, HGF will sell ethanol it produces exclusively to Gold. The initial term of the agreement is for three years, and provides for automatic renewal for successive one year terms unless either party provides written notice of nonrenewal at least 180 days prior to the end of any term.
     The Distillers Grains Marketing Agreement provides that HGF agrees to sell and Gold agrees to purchase substantially all of the dried distillers grains and the wet distillers grains produced at the Aberdeen, South Dakota plant. The Distillers Grains Marketing Agreement requires, among other things, (1) that Gold shall submit purchase orders or purchase contracts to HGF for the purchase and sale of distillers grains at the Aberdeen plant, (2) that Gold may reject any delivery that fails to conform with quality standards required for resale as animal feed or is otherwise unsaleable and that HGF will reimburse Gold for all costs for storing, transporting, disposing of or otherwise handling rejected grains and (3) that, with certain exceptions, HGF will sell distillers grains it produces at its Aberdeen plant exclusively to Gold.

The initial term of the agreement is for three years, and provides for automatic renewal for successive one year terms unless either party provides written notice of nonrenewal at least 180 days prior to the end of any term.
     C. Amendment No. 1 to the Voting Agreement
     As previously reported, the Company entered into an Amended and Restated Voting Agreement (the “Voting Agreement”) with Hawkeye, Ethanol Investment Partners, LLC, South Dakota Wheat Growers and certain of the Company’s directors on August 28, 2009. In connection with the Restructuring and the execution of the Backstop Commitment Agreement, the parties to the Voting Agreement, along with certain other investors, amended the Voting Agreement to require that the parties thereto also agree to vote all units of the Company they beneficially own, hold of record or otherwise control at any time in favor of an amendment to the Company’s operating agreement which will, among other things, eliminate restrictions on the number of authorized units of the Company. As of the date hereof, the parties to the Voting Agreement, including those investors added in the amendment, hold in the aggregate approximately 49.9% of the outstanding units of the Company.
     The descriptions of the Lock-Up Agreement, Backstop Commitment Agreement, the Distillers Grains Marketing Agreement, the Ethanol Agreements and Amendment No. 1 to the Voting Agreement do not purport to be complete and are qualified in their entirety by reference to these agreements, which are filed as Exhibits 10.1 — 10.6 to this report and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1
Lock-Up and Voting Agreement dated as of March 31, 2010 (effective April 7, 2010) among Marshall Financial Group, LLC, Banco Santander, S.A., New York Branch, Farm Credit Bank of Texas, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, KEB NY Financial Corp., Nordkap Bank AG, WestLB AG, New York Branch, Heartland Grain Fuels, L.P., the Company and Oppenheimer Rochester National Municipals

10.2	Backstop Commitment Agreement dated as of April 7, 2010 between the Company and Hawkeye Company Holdings, LLC

10.3	Exclusive Ethanol Marketing Agreement (Aberdeen, South Dakota plant) dated as of April 7, 2010 between Hawkeye Gold, LLC and Heartland Grain Fuels, L.P.

10.4	Exclusive Ethanol Marketing Agreement (Huron, South Dakota plant) dated as of April 7, 2010 between Hawkeye Gold, LLC and Heartland Grain Fuels, L.P.

10.5	Distillers Grains Marketing Agreement (Aberdeen, South Dakota plant) dated as of April 7, 2010 between Hawkeye Gold, LLC and Heartland Grain Fuels, L.P.

10.6
Amendment No. 1 to Voting Agreement dated as of April 7, 2010 among the Company, Hawkeye Energy Holdings, LLC, Ethanol Investment Partners, LLC, Ethanol Capital Partners, Series R, LP, Ethanol Capital Partners, Series T, LP, Tennessee Ethanol Partners, LP, South Dakota Wheat Growers Association and the directors of the Company party thereto

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2010	ADVANCED BIOENERGY, LLC
	By:	/s/ Richard R. Peterson
Richard R. Peterson
Chief Executive Officer, President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description	Manner of Filing
10.1
Lock-Up and Voting Agreement dated as of March 31, 2010 (effective as of April 7, 2010) among Marshall Financial Group, LLC, Banco Santander, S.A., New York Branch, Farm Credit Bank of Texas, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, KEB NY Financial Corp., Nordkap Bank AG, WestLB AG, New York Branch, Heartland Grain Fuels, L.P., the Company and Oppenheimer Rochester National Municipals
Filed Electronically

10.2	Backstop Commitment Agreement dated as of April 7, 2010 between the Company and Hawkeye Company Holdings, LLC	Filed Electronically

10.3	Exclusive Ethanol Marketing Agreement (Aberdeen, South Dakota plant) dated as of April 7, 2010 between Hawkeye Gold, LLC and Heartland Grain Fuels, L.P.	Filed Electronically

10.4	Exclusive Ethanol Marketing Agreement (Huron, South Dakota plant) dated as of April 7, 2010 between Hawkeye Gold, LLC and Heartland Grain Fuels, L.P.	Filed Electronically

10.5	Distillers Grains Marketing Agreement (Aberdeen, South Dakota plant) dated as of April 7, 2010 between Hawkeye Gold, LLC and Heartland Grain Fuels, L.P.	Filed Electronically

10.6
Amendment No. 1 to Voting Agreement dated as of April 7, 2010 among the Company, Hawkeye Energy Holdings, LLC, Ethanol Investment Partners, LLC, Ethanol Capital Partners, Series R, LP, Ethanol Capital Partners, Series T, LP, Tennessee Ethanol Partners, LP, South Dakota Wheat Growers Association and the directors of the Company party thereto
Filed Electronically